Exhibit (h)(6)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

WHEREAS, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) has agreed to waive fees and/or reimburse operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the prospectus for the applicable Fund) to the amounts set forth in the Board Material and as presented to and described at this meeting, subject to recapture as described below; now therefore, as to each listed class of each applicable Fund, be it

RESOLVED: That the Board approves and agrees to this arrangement, subject to the following:

•	That this arrangement will continue for the applicable Fund until the date specified in the Board Material, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA;

•	That the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time;

•	That LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within the fiscal year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and

•	That in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect; and further

RESOLVED: That the officers of the Trust, acting singly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as the officers may deem appropriate; and further

RESOLVED: That the officers of the Trust, acting singly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as the officers shall approve in their discretion, in each case as conclusively evidenced by their actions or signatures.

The information below is drawn from Board Material referenced in the foregoing resolutions. The amounts stated do not include the following expenses that may be incurred by a fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses.

LEGG MASON PARTNERS INCOME TRUST

Taxable Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date

Western Asset Adjustable Rate Income Fund	A	None	—
	C1	None	—
	C	1.70	12/31/17
	R	1.20	12/31/17
	FI	0.90	12/31/17
	I	0.65	12/31/17
	IS	0.55 Not to exceed I	12/31/17

Western Asset Short-Term Bond Fund	A	None	—
	C1	None	—
	R	1.10	12/31/17
	C	1.60	12/31/17
	FI	0.85	12/31/17
	I	0.55	12/31/17
	IS	0.45 Not to exceed I	12/31/17

Western Asset Short Duration High Income Fund	A	1.00	12/31/17
	B	None	—
	C1	None	—
	C	1.75	12/31/17
	R	1.40	12/31/17
	I	0.85	12/31/17
	IS	0.70 Not to exceed I	12/31/17

Western Asset Global High Yield Bond Fund	A	None	—
	B	None	—
	C1	None	—
	C	1.95	12/31/17
	R	1.45	12/31/17
	FI	1.15	12/31/17
	I	0.90	12/31/17
	IS	0.80 Not to exceed I	12/31/17

Western Asset Global Strategic Income Fund	A	None	—
	B	None	—
	C1	None	—
	C	1.95	12/31/17
	R	1.45	12/31/17
	FI	1.15	12/31/17
	I	0.85	12/31/17
	IS	0.75 Not to exceed I	12/31/17

Western Asset Mortgage Backed Securities Fund	A	None	—
	B	None	—
	C1	None	—
	C	1.75	12/31/17
	1	At A Level	12/31/17
	R	1.25	12/31/17
	FI	0.95	12/31/17
	I	0.70	12/31/17
	IS	0.60 Not to exceed I	12/31/17

Western Asset Corporate Bond Fund	A	None	—
	B	None	—
	C1	None	—
	C	1.75	12/31/17
	P	None	—
	R	1.25	12/31/17
	FI	0.95	12/31/17
	I	None	—
	IS	0.60 Not to exceed I	12/31/17

Western Asset Emerging Markets Debt Fund	A	1.25	12/31/17
	A2	1.45	12/31/17
	C1	1.70	12/31/17
	C	2.00	12/31/17
	R	1.50	12/31/17
	FI	1.20	12/31/17
	I	0.95	12/31/17
	IS	0.80 Not to exceed I	12/31/17

Western Asset Short Term Yield Fund	FI	0.70	12/31/17
	I	0.45	12/31/17
	IS	0.35 Not to exceed I	12/31/17

Western Asset Ultra Short Obligations Fund	I	0.45	12/31/17
	IS	0.35 Not to exceed I	12/31/17
	FI	0.70	12/31/17

Municipal Funds:

Western Asset Pennsylvania Municipals Fund	A	None	—
	C	None	—
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset Oregon Municipals Fund	A	0.75	12/31/17
	C	1.30	12/31/17
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset Intermediate Maturity New York Municipals Fund	A	0.75	12/31/17
	C	1.35	12/31/17
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset New York Municipals Fund	A	None	—
	B	None	—
	C	None	—
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset California Municipals Fund	A	None	—
	C	None	—
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset Managed Municipals Fund	1	At A Level	12/31/17
	A	None	—
	B	None	—

	C	None	—
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset Intermediate Maturity California Municipals Fund	A	0.75	12/31/17
	C	1.35	12/31/17
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset Municipal High Income Fund	A	None	—
	C	None	—
	FI	0.90	12/31/17
	I	0.65	12/31/17

Western Asset Massachusetts Municipals Fund	A	0.75	12/31/17
	C	1.30	12/31/17
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset New Jersey Municipals Fund	A	None	—
	B	None	—
	C	None	—
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset Intermediate-Term Municipals Fund	A	None	—
	C	None	—
	FI	0.85	12/31/17
	I	0.60	12/31/17

Western Asset Short Duration Municipal High Income Fund	A	0.75	12/31/17
	A2	0.95	12/31/17
	C	1.10	12/31/17
	FI	0.85	12/31/17
	I	0.60	12/31/17